                                                                [EXECUTION COPY]




================================================================================




                            ASSET PURCHASE AGREEMENT


                                 By and between


                               AGERE SYSTEMS INC.


                                    As Seller



                                       And



                               EMCORE CORPORATION


                                    As Buyer





                          Dated as of January 21, 2003




================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
1.
         Definitions...................................................................................... 2
         1.1      Defined Terms........................................................................... 2
         1.2      Additional Defined Terms................................................................ 9
         1.3      Other Definitional and Interpretive Matters.............................................10

2.       Purchase and Sale of the CATV Business...........................................................11
         2.1      Purchase and Sale of Assets.............................................................11
         2.2      Excluded Assets.........................................................................12
         2.3      Purchase Price..........................................................................13
         2.4      Assumed Liabilities.....................................................................13
         2.5      Excluded Liabilities....................................................................14
         2.6      Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties.......15
         2.7      Proprietary Information.................................................................17
         2.8      Bulk Sales Law..........................................................................17
         2.9      Taxes...................................................................................17
         2.10     Buyer Designee..........................................................................18

3.       Representations and Warranties of Seller.........................................................18
         3.1      Organization and Qualification; Subsidiaries............................................18
         3.2      Authorization...........................................................................19
         3.3      Binding Effect..........................................................................19
         3.4      Non-Contravention; Consents.............................................................19
         3.5      Title to Property; Principal Equipment; Sufficiency of Assets...........................20
         3.6      Permits.................................................................................21
         3.7      Real Estate; Environmental Matters......................................................21
         3.8      Compliance With Laws....................................................................23
         3.9      Litigation..............................................................................23
         3.10     Business Employees......................................................................23
         3.11     Contracts...............................................................................24
         3.12     Revenues; Financial Information; Absence of Certain Changes.............................25
         3.13     Intellectual Property...................................................................26
         3.14     Product Liability and Recalls...........................................................28
         3.15     Product Warranty........................................................................28
         3.16     Inventory...............................................................................29
         3.17     Customer and Suppliers..................................................................29
         3.18     Restrictions on the Business............................................................29
         3.19     Brokers.................................................................................29
         3.20     Taxes...................................................................................29
         3.21     No Other Representations or Warranties..................................................30

4.       Representations and Warranties of Buyer..........................................................30
         4.1      Organization and Qualification..........................................................30
         4.2      Authorization; Binding Effect...........................................................30
         4.3      Non-Contravention; Consents.............................................................31
         4.4      Brokers.................................................................................32
         4.5      No Inducement or Reliance; Independent Assessment.......................................32
         4.6      Sufficiency of Funds....................................................................32
         4.7      No Other Representations or Warranties..................................................33

5.       Certain Covenants................................................................................33
         5.1      Access and Information..................................................................33
         5.2      [Reserved]..............................................................................34
         5.3      Tax Reporting and Allocation of Consideration...........................................34
         5.4      Business Employees......................................................................35
         5.5      Leased Equipment........................................................................37
         5.6      Reasonable Commercial Efforts...........................................................37
         5.7      [Reserved]..............................................................................37
         5.8      Use of Agere Systems' Name..............................................................38
         5.9      Non-Solicitation of Transferred Employees...............................................39
         5.10     [Reserved]..............................................................................39
         5.11     Non-Competition.........................................................................39

6.       Confidential Nature of Information...............................................................40
         6.1      Confidentiality Agreement...............................................................40
         6.2      Seller's Proprietary Information........................................................41
         6.3      Buyer's Proprietary Information.........................................................42
         6.4      Confidential Nature of Agreements.......................................................43

7.       Closing..........................................................................................43
         7.1      Deliveries by Seller or the Subsidiaries................................................43
         7.2      Deliveries by Buyer or a Buyer Designee.................................................43
         7.3      Closing Date............................................................................44

8.       [Reserved].......................................................................................44

9.       Status of Agreements.............................................................................44
         9.1      [Reserved]..............................................................................44
         9.2      Survival of Representations and Warranties..............................................44
         9.3      General Agreement to Indemnify..........................................................45
         9.4      General Procedures for Indemnification..................................................46

10.      Miscellaneous Provisions.........................................................................48
         10.1     Notices.................................................................................48
         10.2     Expenses................................................................................49
         10.3     Entire Agreement; Modification..........................................................49
         10.4     Assignment; Binding Effect; Severability................................................49

         10.5     Governing Law...........................................................................50
         10.6     Consent to Jurisdiction.................................................................50
         10.7     Waiver of Jury Trial....................................................................50
         10.8     Execution in Counterparts...............................................................50
         10.9     Public Announcement.....................................................................51
         10.10    No Third-Party Beneficiaries............................................................51
         10.11    Waiver of Agreement.....................................................................51

Schedules

Schedule 1.1(a)   Business Employees
Schedule 1.1(b)   Leased Equipment
Schedule 1.3(h)   CATV Employees Having Knowledge
Schedule 2.1(g)   Licenses
Schedule 2.2(e)   Excluded Contracts
Schedule 2.4(a)   Retention Payments for Key Employees
Schedule 3.2      Subsidiaries
Schedule 3.4(b)   Required Consents
Schedule 3.6      Governmental Permits
Schedule 3.7(a)   Leased Premises
Schedule 3.7(c)   Environmental Matters
Schedule 3.8      Compliance with Laws
Schedule 3.9      Litigation
Schedule 3.10(b)  Benefit Plans
Schedule 3.11     Material Contracts
Schedule 3.12(a)  Revenues
Schedule 3.12(b)  Financial Information
Schedule 3.12(c)  Absence of Certain Changes
Schedule 3.13(b)  Intellectual Property
Schedule 3.14(b)  Product Claims
Schedule 3.15     Product Warranty
Schedule 3.16     Inventory
Schedule 3.17     Customers and Suppliers
Schedule 5.4(b)   Tuition and Relocation Benefits; International Assignees
Schedule 5.4(c)   Severance Benefits

Exhibits

Exhibit A         Form of Assignment and Bill of Sale and Assumption Agreement
Exhibit B         Form of Intellectual Property Agreement
Exhibit C         Form of Sublease
Exhibit D         Form of Transition Services Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of January 21, 2003 by and between AGERE SYSTEMS INC., a Delaware corporation ("Seller" or "Agere"), with offices at 1110 American Parkway NE, Allentown, PA 18109 and EMCORE CORPORATION, a New Jersey corporation ("Buyer"), with offices at 145 Belmont Drive, Somerset, NJ 08873.

                                 R E C I T A L S

     A. WHEREAS, Seller and the Subsidiaries (as hereinafter defined) are, among other things, engaged through a unit of Seller's Infrastructure Systems Group in the CATV Business (as hereinafter defined);

     B. WHEREAS, the CATV Business is comprised of certain assets and liabilities that are currently owned by Seller or a Subsidiary or in respect of which Seller or a Subsidiary is currently obligated, as the case may be;

     C. WHEREAS, Seller and the Subsidiaries desire to sell, transfer and assign to Buyer or a Buyer Designee (as hereinafter defined), and Buyer or a Buyer Designee desires to purchase from Seller and the Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer or a Buyer Designee is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

     D. WHEREAS, Seller and/or one or more of the Subsidiaries and Buyer or a Buyer Designee desire to enter into an Assignment and Bill of Sale and Assumption Agreement, the Intellectual Property Agreement, each Sublease and the Transition Services Agreement (each as hereinafter defined and collectively, the "Collateral Agreements").

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   Definitions

     1.1 Defined Terms

     For the purposes of this Agreement the following words and phrases shall have the following meanings:

     "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     "Assignment and Bill of Sale and Assumption Agreement" means the agreement in substantially the form set forth as Exhibit A.

     "Assumed Contracts" means those Contracts marked as such in Schedule 3.11 and those Contracts not required to be listed on Schedule 3.11 because they do not meet the dollar threshold amounts or other criteria set forth in Section 3.11(a), but not including any Excluded Contract; provided that no lease pursuant to which Seller or an Affiliate of Seller is providing services to Buyer pursuant to the Transition Services Agreement shall be an Assumed Contract.

     "Benefit Plan" means, in respect of any Business Employee, each Pension Plan, Welfare Plan and employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller or its Affiliates, whether or not such plans, programs, or arrangements are in writing.

     "Business Day" means each day that is not a Saturday, Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Business Employees" means the employees of Seller or the Subsidiaries employed in the CATV Business and identified on Schedule 1.1(a).

     "Business Records" means all books, records, ledgers, tangible data, disks, tapes, and other media-storing data and files or other similar information whether in hardcopy or computer format and whether stored in network facilities or otherwise, in each case to the extent used or held for use primarily in the operation or conduct of the CATV Business, including engineering information, manuals and data, including databases for reference designs, product datasheets, sales and purchase correspondence, price lists, lists of present and former customers, information concerning customer contacts, purchasing history, technical characteristics and other information reasonably required for ongoing customer relationships, lists of present and former suppliers or vendors, mailing lists, Contracts, warranty information, catalogs, sales promotion literature, advertising materials, brochures, bids, records of operation, accounting and financial records, personnel and employment records, standard forms of documents, manuals of operations or business procedures, designs, research materials and product testing reports, and any information relating to any Tax imposed on any Purchased Assets, but excluding any such items to the extent (i) they are included in, or primarily related to, the Excluded Assets or Excluded Liabilities or (ii) any applicable Law prohibits their transfer.

     "Buyer Designee" means one or more Affiliates of Buyer identified to Seller in accordance with Section 2.10 prior to the Closing Date.

     "CATV Business" means the worldwide design, engineering, manufacturing, marketing, sale and distribution of (x) components, modules and subsystems for cable television and (y) transceivers, transmitters and receivers; FTTx transceivers and video cards; Satcom modules and components; digital lasers, receivers and transmitters; and microwave frequency transmitters and receivers for RF transmission over fiber, in each case as carried on by Seller or a Subsidiary as of the date hereof at Agere's Irwindale and Alhambra, CA facilities, but excluding (i) Agere's integrated circuit manufacturing facilities and any assets related to Agere's integrated circuit products, and
(ii) any assembly and test, billing, order entry, fulfillment, accounting, collections, sales and other centralized or administrative activities that are currently provided by centralized functional organizations outside of California within, or controlled by, Agere, in the case of clauses (i) and (ii) that are not being transferred hereunder.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 'SS''SS' 9601 et seq. as amended.

     "Closing" means the closing of the transactions described in Article 7.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the agreement between Seller and Buyer dated November 1, 2002.

     "Contracts" means all Third-Party contracts, agreements, leases, subleases, supply contracts, commitments, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the CATV Business, that will be in effect on the Closing Date and to which Seller or a Subsidiary is a party, including, without limitation, any such contracts, agreements, leases, subleases, supply contracts, commitments, purchase orders, sales orders and instruments (i) for the lease of machinery, equipment, motor vehicles, furniture or office equipment, (ii) for the provision of goods or services to the CATV Business, (iii) for the sale by the CATV Business of goods or performance by the CATV Business of services and (iv) for the sale and distribution of the products of the CATV Business, but not the Excluded Contracts.

     "Counsel for Buyer" means Skadden, Arps, Slate, Meagher & Flom LLP.

     "Counsel for Seller" means a Vice President - Law of Seller.

     "Encumbrance" means any lien, claim, charge, encumbrance, security interest, mortgage, pledge, easement, capital lease, conditional sale or other title retention agreement, covenant, licenses, adverse claims of ownership or use, or other restrictions affecting the Purchased Assets, but shall not include Permitted Encumbrances.

     "Environmental Law" means any Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. 'SS' 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 'SS' 6901 et seq., the Clean Water Act, 33 U.S.C. Section 'SS' 1251 et seq., the Clean Air Act,
42 U.S.C. 'SS' 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 'SS' 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. 'SS' 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. 'SS' 651 et seq., or any other similar Law, as any such law has been amended or supplemented, and the regulations promulgated pursuant thereto.

     "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to Seller or a Subsidiary (or any predecessor of Seller or a Subsidiary or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by such Seller or a Subsidiary, the CATV Business (as currently or previously conducted), or the Purchased Assets which (i) arise under or relate to any Environmental Laws and (ii) relate to actions occurring or conditions existing on or before the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with Seller would be deemed to be a single employer within the meaning of Section 414(b), (c), (m), or (o) of the Code. Any former ERISA Affiliate of Seller or any Affiliate of Seller shall continue to be considered an ERISA Affiliate of Seller or any such Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of

Seller or such Affiliate and with respect to liabilities arising after such period for which Seller or such Affiliate could be liable under the Code or ERISA.

     "Excluded Contracts" means those Contracts (i) identified in Schedule 2.2(e), (ii) under which performance by Seller or an Affiliate of Seller has been completed and for which (x) there is no remaining warranty, maintenance or support obligation, and (y) there is no remaining right to receipt of payment from the counterparty, (iii) that constitute a General Purchase Agreement, (iv) under which performance by the counterparty has been completed and for which there is no remaining payment obligation of such party, (v) the Leases (other than the obligations to be performed pursuant to the Subleases), (vi) leases for Leased Equipment that Buyer does not elect to assume, or (vii) that primarily relate to Excluded Assets or Excluded Liabilities.

     "Excluded Taxes" means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable, (i) for any Taxes relating to, pertaining to, or arising out of, the CATV Business or the Purchased Assets for any Pre-Closing Tax Period, (ii) of Seller or any Affiliate of Seller for Taxes for any period, (iii) of the Seller or any Affiliate of the Seller for the unpaid Taxes of any Person under Treas. Reg. 'SS' 1.1502-6 (or any similar provision of state, local, or foreign law or regulation), as a transferee or successor, by contract, or otherwise, and (iv) for any Taxes for which Seller is liable pursuant to Section 2.9.

     "Fixtures and Supplies" means all furniture, furnishings and other tangible personal property owned by Seller or a Subsidiary and used or held for use primarily in the operation or conduct of the CATV Business, including, without limitation, desks, tables, chairs, file cabinets and other storage devices and office supplies and all warranties and guarantees, if any, express or implied with respect to the foregoing, including such items located at Agere's Irwindale and Alhambra, CA facilities but excluding any such items that primarily relate to Excluded Assets or Excluded Liabilities.

     "GAAP" means U.S. generally accepted accounting principles.

     "General Purchase Agreements" means Third-Party supply contracts or other agreements between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or an Affiliate purchases or sells products or services from or to such Third-Party primarily for one or more of Seller's or such Affiliate's businesses and not used or held for use primarily in the operation or conduct of the CATV Business.

     "Governmental Body" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

     "Governmental Permits" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations required by a Governmental Body with respect to the CATV Business and necessary for the operation or conduct of the CATV Business as currently conducted under applicable Laws.

     "Hazardous Substance" means (i) any hazardous, toxic or dangerous waste, substance or material defined as such pursuant to any Environmental Law, (ii) asbestos or PCBs and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law.

     "Intellectual Property Agreement" means the agreement in substantially the form set forth as Exhibit B.

     "Inventory" means all inventory, wherever located, including raw materials, work in process, recyclable materials, finished products, inventoriable supplies, and parts and non-capital spare parts owned by Seller or a Subsidiary and used or held for use primarily in the operation or conduct of the CATV Business, and any rights of Seller or a Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable.

     "IRS" means the U.S. Internal Revenue Service.

     "Law" means any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

     "Lease" means the lease for any of the Leased Premises.

     "Leased Equipment" means the vehicles, computers, servers, machinery and equipment and other similar items including those identified on Schedule 1.1(b) leased and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the CATV Business but shall not include any such items that are Excluded Assets or Excluded Liabilities.

     "Leased Premises" means the real property that is leased by Seller or a Subsidiary from Third Parties and used by Seller or a Subsidiary primarily in the conduct of the CATV Business as identified on Schedule 3.7(a).

     "Licenses" means all licenses, agreements and other arrangements identified on Schedule 2.1(g), concerning any Proprietary Information to which Seller or a Subsidiary is a party to the extent used or held for use primarily in the operation or conduct of the CATV Business but not (i) the Nonassignable Licenses, (ii) generally available shrink-wrap software licenses but only to the extent that they are not assignable, or (iii) any such items primarily related to Excluded Assets or Excluded Liabilities.

     "Nonassignable Licenses" means those Licenses of Proprietary Information under which Seller or an Affiliate of Seller is the licensee that are (i) not by their terms assignable to

Buyer or (ii) related to other businesses of Seller or an Affiliate of Seller and not used or held for use primarily in the operation or conduct of the CATV Business.

     "Pension Plan" means each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

     "Permitted Encumbrances" means any (i) statutory lien for Taxes, assessments and other governmental charges or liens of carriers, landlords, warehouseman, mechanics and material men incurred in the ordinary course of business, which are in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings and for which appropriate reserves (if required) are being maintained in accordance with GAAP, (ii) liens incurred or deposits made in the ordinary course of the CATV Business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds and similar obligations, (iii) licenses granted by Seller or an Affiliate of Seller in connection with sales of products in the ordinary course of business and (iv) any Encumbrance or minor imperfection in title or minor encroachments, if any, that, individually or in the aggregate, are not material in amount, do not materially interfere with the conduct of the CATV Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets or the CATV Business.

     "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

     "Post-Closing Tax Period" means any Tax period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Closing Date.

     "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

     "Principal Equipment" means all computers, servers, machinery, equipment (including any related spare parts, dies, molds, tools, and tooling) and other items used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the CATV Business, including such items located at Agere's Irwindale and Alhambra, CA facilities but not the Leased Equipment or any such items primarily related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items, but only to the extent such rights are assignable.

     "Proprietary Information" means all intellectual property and other information (whether or not protectable by patent, copyright, mask works or trade secret rights), (i) including, but not limited to, works of authorship in any and all media, inventions, discoveries, improvements, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks, the goodwill of any business symbolized thereby and all common law rights related thereto, specifications, technical manuals and data, databases, libraries, blueprints, drawings, designs, techniques, proprietary processes, product information, business plans and development work-in-process; (ii) all registrations and applications for the foregoing; and (iii) all rights to obtain renewals, extensions continuations, continuations-in-part, re-issues, divisions or similar legal protections related thereto.

     "Return" means any return, declaration, report, statement, and any other document required to be filed in respect of any Tax, including any amendment thereto.

     "Seller Material Adverse Effect" means any condition or event that has a material and adverse effect upon the (i) assets, business, financial condition or results of operations of the CATV Business taken as a whole, or (ii) ability of Seller and its Affiliates to consummate the transactions contemplated by this Agreement or any Collateral Agreement, other than any condition or event (a) resulting from conditions in the United States or foreign economies or securities markets in general or from a war or similar action, (b) resulting from conditions in the CATV industry in general and not specific to the CATV Business, (c) resulting primarily from the Seller's public announcement of the shut-down of its CATV Business or of the transactions contemplated by this Agreement or any Collateral Agreement, or (d) arising out of or resulting from actions of Buyer or a Buyer Designee in connection with this Agreement.

     "Straddle Period" means any Tax period that begins on or before and ends after the Closing Date.

     "Sublease" means each sublease with respect to a Lease in substantially the form set forth as Exhibit C.

     "Subsidiaries" means the entities listed on Schedule 3.2.

     "Taxes" means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Body under applicable Law.

     "Third Party" means any Person not an Affiliate of the other referenced Person or Persons.

     "Transition Services Agreement" means the agreement in substantially the form set forth as Exhibit D.

     `WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

     "Welfare Plan" means each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

     1.2 Additional Defined Terms

     For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:


         Term                                                 Section
         ----                                                 -------
         "Agere"                                              Preamble
         "Agreement"                                          Preamble
         "Asset Acquisition Statement"                        Section 5.3(b)
         "Assigned Intellectual Property"                     Section 3.13(a)
         "Assumed Liabilities"                                Section 2.4
         "Buyer"                                              Preamble
         "Buyer Savings Plan"                                 Section 5.4(e)
         "CATV Intellectual Property"                         Section 3.13(b)
         "Closing Date"                                       Section 7.3
         "Collateral Agreements"                              Recital D
         "Excluded Assets"                                    Section 2.2
         "Excluded Leased Equipment"                          Section 5.5(b)
         "Excluded Liabilities"                               Section 2.5
         "Indemnified Party"                                  Section 9.3(a)
         "Indemnifying Party"                                 Section 9.4(a)
         "Licensed Intellectual Property"                     Section 3.13(a)
         "Losses"                                             Section 9.3(a)
         "Material Contracts"                                 Section 3.11(a)
         "Nonassignable Assets"                               Section 2.6(c)
         "Non-Transferred Employees"                          Section 5.4(a)
         "Purchase Price"                                     Section 2.3
         "Purchased Assets"                                   Section 2.1
         "Purchased Leased Equipment"                         Section 5.5(b)
         "Required Consents"                                  Section 3.4(b)
         "Seller"                                             Preamble
         "Seller Name"                                        5.8(a)
         "Third-Party Claim"                                  Section 9.4(a)
         "Transferred Employees"                              Section 5.4(a)

     1.3 Other Definitional and Interpretive Matters

     Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

     (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement or any Collateral Agreement, the date that is the starting reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     (b) Gender and Number. Any reference in this Agreement or any Collateral Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     (c) Headings. The provision of a Table of Contents, the division of this Agreement or any Collateral Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement or any Collateral Agreement to any "Section" are to the corresponding Section of this Agreement or any Collateral Agreement, as applicable, unless otherwise specified.

     (d) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     (e) Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

     (f) Reasonable Commercial Efforts. Reasonable commercial efforts means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of material funds or the incurrence of a material liability, in each case inconsistent with past practice, on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

     (g) Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by either party on any one Schedule with respect to any representation, warranty or covenant of such party shall be deemed disclosed for purposes of all other representations, warranties or covenants of such party to the extent that it is reasonably apparent from such disclosure that it also relates to such other representations, warranties or covenants.

     (h) Knowledge. The phrases "knowledge", "Seller's knowledge", "to the knowledge of Seller" and similar phrases concerning a particular subject, area or aspect of Seller, the Subsidiaries or the CATV Business shall mean the knowledge of each of the officers of Seller or any Subsidiary and of those CATV employees of Seller and its Subsidiaries listed on Schedule 1.3(h) whose duties would, in the normal course of affairs, result in such employees having knowledge concerning such subject, area or aspect.

2. Purchase and Sale of the CATV Business

     2.1 Purchase and Sale of Assets

     Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall, or shall cause one or more of the Subsidiaries, as appropriate, to, grant, bargain, sell, transfer, assign, convey and deliver to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall purchase, acquire and accept from Seller or the applicable Subsidiary, all of the right, title and interest in, to and under the Purchased Assets that Seller or the applicable Subsidiary (x) owns or (y) leases, licenses, possesses, uses and has the right to transfer, wherever located, free and clear of any and all Encumbrances. For purposes of this Agreement, the term "Purchased Assets" means all the assets, properties and rights used or held for use by Seller or the applicable Subsidiary primarily in the operation or conduct of the CATV Business, whether tangible or intangible, real, personal or mixed, including but not limited to the assets set forth or described in paragraphs (a) through (l) below (but excluding the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) the Principal Equipment;

     (b) the Purchased Leased Equipment;

     (c) the Fixtures and Supplies;

     (d) the Inventory;

     (e) the Assigned Intellectual Property;

     (f) the Assumed Contracts;

     (g) the Licenses;

     (h) the Business Records;

     (i) the Governmental Permits but only to the extent that such Governmental Permits are assignable or transferable to Buyer;

     (j) all rights, choses and claims of any kind relating to the CATV Business, known or unknown, accrued or contingent, arising out of transactions occurring after the Closing Date;

     (k) all prepaid expenses for leased and rented equipment; and

     (l) the goodwill of the CATV Business.

     Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement or the Collateral Agreements shall not include the assumption of any liability arising or accruing prior to the Closing Date related thereto unless expressly assumed by Buyer or a Buyer Designee pursuant to Section 2.4 hereof.

     2.2 Excluded Assets

     Except as specifically set forth in the Collateral Agreements and notwithstanding anything in Section 2.1 to the contrary, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any Subsidiary is granting, bargaining, selling, transferring, assigning, conveying or delivering to Buyer or a Buyer Designee, and neither Buyer nor any Buyer Designee is purchasing, acquiring or accepting from Seller or any Subsidiary, any of the rights, properties or assets set forth or described in paragraphs (a) through (h) below (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of
Section 2.1 from the Purchased Assets being referred to herein as the "Excluded Assets"), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) any of Seller's or any Affiliate of Seller's receivables, cash, cash equivalents, bank deposits or similar cash items, minority investments or employee receivables;

     (b) any (i) confidential personnel records pertaining to any Business Employee, or (ii) other books and records that Seller or any Affiliate of Seller is required by Law to retain; provided, however, that Buyer shall have the right, to the extent permitted by Law, to make copies of any portions of such retained confidential personnel records and other books and records that relate to the CATV Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees; and (iii) any information management system of Seller or any Affiliate of Seller other than those used or held for use primarily in the operation or conduct of the CATV Business and contained within computer hardware included as a Purchased Asset pursuant to Sections 2.1(a) and (b);

     (c) any claim, right or interest of Seller or any Affiliate of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Tax period (or portion thereof) ending on or before the Closing Date;

     (d) subject to Section 5.8, any rights to, or the use of, the "Agere" or "Agere Systems" trademarks;

     (e) the Excluded Contracts, the Nonassignable Licenses and the Excluded Leased Equipment;

     (f) any insurance policies or rights of proceeds thereof;

     (g) except as specifically provided in Section 5.4, any of the assets of the Benefits Plans; and

     (h) any rights, claims or causes of action of Seller or any Affiliate of Seller against Third Parties relating to the assets, properties or operations of the CATV Business of Seller or any Affiliate of Seller arising out of transactions occurring on or before the Closing Date.

     2.3 Purchase Price

     In consideration of the grant, bargain, sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer or a Buyer Designee, and in addition to assuming the Assumed Liabilities, Buyer or a Buyer Designee shall pay to Seller at the Closing, an aggregate amount equal to TWENTY FIVE MILLION Dollars ($25,000,000) (the "Purchase Price") in cash by wire transfer of immediately available funds to an account designated by Seller. Seller shall provide written wire transfer instructions to Buyer at least two (2) Business Days prior to the Closing.

     2.4 Assumed Liabilities

     On the Closing Date, in addition to entering into the Subleases, Buyer or one or more Buyer Designee shall execute and deliver to Seller each Assignment and Bill of Sale and Assumption Agreement pursuant to which Buyer or any such Buyer Designee shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" means only the liabilities and obligations set forth or described in paragraphs (a) through (d) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) the liabilities and obligations arising after the Closing Date under the Assumed Contracts, Licenses and transferred Governmental Permits;

     (b) with respect to the CATV Business, any product warranty liabilities (but not intellectual property warranties or indemnification obligations which shall constitute Excluded Liabilities) arising from sales of products by the CATV Business in the ordinary course of business on or before the Closing Date;

     (c) the obligations and liabilities with respect to the CATV Business or the Purchased Assets arising from, or in connection with, the conduct of the CATV Business or the ownership of the Purchased Assets by Buyer or a Buyer Designee after the Closing Date; and

     (d) the employment-related obligations and liabilities arising as a result of the Transferred Employees' employment with Buyer or Buyer Designees after the Closing Date (other than any employee retention payments for key employees included in the list of Transferred Employees which shall constitute Excluded Liabilities).

     2.5 Excluded Liabilities

     Neither Buyer nor any Buyer Designee shall assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any Affiliate of Seller, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "Excluded Liabilities") and Seller or a Subsidiary shall pay, perform and discharge all such Excluded Liabilities. For the avoidance of doubt, the parties agree that the Excluded Liabilities include, but are not limited to, any and all liabilities or obligations set forth or described in paragraphs (a) through (h) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) any and all Excluded Taxes;

     (b) any and all Environmental Liabilities;

     (c) any and all liabilities or obligations arising out of or related to any Excluded Asset or Excluded Contract;

     (d) any and all liabilities or obligations relating to or in connection with (i) the employment and any termination of such employment by Seller or any current or former Affiliate of Seller of any employee or former employee of Seller or any current or former Affiliate of Seller on or before the Closing Date; (ii) the employment and any termination of such employment by Seller or any current or former Affiliate of Seller of any Non-Transferred Employee whether before, on, or after the Closing Date; (iii) any employee's or former employee's or his/her dependents' rights or obligations under any fringe benefit of employment with Seller or any current or former Affiliate of Seller, including any benefit plan or arrangement of Seller or any current or former Affiliate of Seller; (iv) any employee retention payments for key employees included in the list of Transferred Employees as set forth on Schedule 2.5(d); and/or (v) the WARN Act arising from actions taken by Seller or any Affiliate of Seller whether before, on, or after the Closing Date;

     (e) any and all liabilities or obligations in connection with, or relating to, any actions, suits, claims or proceedings against the Purchased Assets, the CATV Business, Seller or any Subsidiary which arise or accrue on or before the Closing Date;

     (f) except as set forth in Section 2.4(b), the obligations and liabilities with respect to the CATV Business or the Purchased Assets arising from, or in connection with, the conduct of the CATV Business or the ownership of the Purchased Assets by Seller or a Subsidiary on or prior to the Closing Date;

     (g) any and all benefit liabilities relating to or arising in connection with Section 4980B of the Code (COBRA) to provide continuation of health care coverage to employees or former employees of Seller or their dependents arising from a qualifying event occurring on or before the Closing Date and after the Closing Date with respect to Non-Transferred Employees; and

     (h) any and all liabilities of the Benefit Plans and any benefit plan or arrangement of Seller and its current or former Affiliates or ERISA Affiliates.

     2.6 Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties

     (a) From time to time following the Closing, Seller shall, or shall cause its Affiliates to, make available to Buyer or a Buyer Designee data and information in personnel records of Transferred Employees.

     (b) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its Affiliates and each of their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer or a Buyer Designee under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and each of their respective successors and assigns, the assumption of the Assumed Liabilities, and to otherwise make effective the transactions contemplated hereby and thereby (including (i) transferring to Buyer or a Buyer Designee any asset or liability contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Buyer or a Buyer Designee at the Closing and (ii) transferring back to Seller or a Subsidiary any asset or liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which asset or liability was transferred to Buyer or a Buyer Designee at the Closing).

     (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Lease, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate with Seller and Buyer, as the case may be, in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate in a mutually agreeable arrangement under which (i) Buyer or a Buyer Designee would obtain the benefits and assume the obligations under such Nonassignable Assets in accordance with this Agreement including by sub-contracting, sub-licensing, or sub-leasing to Buyer or a Buyer Designee, or (ii) such Nonassignable Assets would be held, as of and from the Closing Date, by Seller or the applicable Subsidiary in trust for Buyer or a Buyer Designee and the covenants and obligations thereunder would be performed by Buyer or a Buyer Designee in Seller's or such Subsidiary's name and all benefits and obligations existing thereunder would be for Buyer's or the applicable Buyer Designee's account. Seller shall, and shall cause its Affiliates to, also take or cause to be taken at Buyer's or a Buyer Designee's expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer or the applicable Buyer Designee with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Subsidiary shall promptly pay over to Buyer the applicable Buyer Designee all money or other consideration received by it in respect to all Nonassignable Assets.

     (d) Buyer and Seller shall, and shall cause their respective Affiliates to, use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to transfer all obligations under any and all Contracts, Leases, Licenses, Governmental Permits, certificates, approvals, authorizations or other rights or obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such Assumed Liabilities.

     (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

     (f) Notwithstanding anything in this Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose under this Agreement.

     (g) From and after the Closing Date, should Buyer identify any Contract of the CATV Business that it desires to assume, Buyer and Seller shall, and shall cause their respective Affiliates to, use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent or similar approval necessary to transfer all obligations under any and all such Contracts and to affect the assignment thereof, all in accordance with the principles set forth herein. Should the requisite consents not be obtained, then the parties shall follow the procedures set forth in Section 2.6(c) to secure the parties' intended effects of an assignment and assumption of such Contract.

     2.7 Proprietary Information

     Unless expressly set forth in this Agreement, the Intellectual Property Agreement or in any Collateral Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Proprietary Information of Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise.

     2.8 Bulk Sales Law

     Both parties hereby waive compliance by Seller and any Subsidiary with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the Pennsylvania Uniform Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer or a Buyer Designee.

     2.9 Taxes

     (a) All (i) recording and filing fees and (ii) transfer, documentary, sales, use, stamp, registration, value added and other such Taxes incurred in connection with the transactions contemplated by this Agreement and the Collateral Agreements shall be paid by the party prescribed by applicable Law as primarily liable.

     (b) All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Seller and Buyer based on the number of days of such Straddle Period, and Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period within such Straddle Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period within such Straddle Period. Any refund, rebate, abatement or other recovery of such Taxes attributable to the Pre-Closing Tax Period shall be for the account of the Seller, and any refund, rebate, abatement or other recovery of such Taxes attributable to the Post-Closing Tax Period shall be for the account of the Buyer.

     (c) Each of Buyer and Seller or applicable Subsidiary shall provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes with respect to the CATV Business, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 2.9 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

     2.10 Buyer Designee

     The parties agree that Buyer may assign, in whole or in part, the right to purchase certain of the Purchased Assets to one or more Buyer Designees or that one or more Buyer Designees may enter into a Collateral Agreement. Notwithstanding any such assignment or execution of a Collateral Agreement by a Buyer Designee, Buyer shall remain liable for, and any such assignment or execution shall not relieve Buyer of, its obligations hereunder or thereunder. Any reference to Buyer in this Agreement shall to the extent applicable also be deemed a reference to the applicable Buyer Designee, except where in context of this Agreement such use would not be appropriate.

3. Representations and Warranties of Seller

     Except as set forth and identified in Schedules attached hereto in accordance with Section 1.3(g) and delivered by Seller to Buyer prior to the execution of this Agreement, Seller represents and warrants to Buyer that:

     3.1 Organization and Qualification; Subsidiaries

     (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the CATV Business as currently conducted by it and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the operation or conduct of the CATV Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     (b) Schedule 3.2 sets forth a list of each Subsidiary of Seller that has title to any Purchased Asset or any Assumed Liability, together with its jurisdiction of organization. Except as set forth on Schedule 3.2, each entity is duly organized, validly existing and in good standing (in any jurisdiction that recognizes such concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate the Purchased Assets and to carry on its portion of the CATV Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so duly organized, validly existing, qualified or in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. The Subsidiaries listed on Schedule 3.2 are the only Affiliates of Seller that have title to any Purchased Asset or any obligation that is an Assumed Liability, in each case related to the CATV Business as currently conducted.

     3.2 Authorization

     (a) Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party has been duly authorized by all requisite corporate action.

     (b) Each Subsidiary that has title to a Purchased Asset or any Assumed Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Collateral Agreements to which it will be a party by all requisite corporate action.

     3.3 Binding Effect

     Each of this Agreement and the Collateral Agreements has been duly executed and delivered by Seller and each Subsidiary that is a party thereto and constitute valid and legally binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

     3.4 Non-Contravention; Consents

     (a) Assuming that all Required Consents have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or any Subsidiary that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of, or conflict with, any provision of Seller's or the applicable Subsidiary's charter, by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the right to accelerate, acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, Contract, license, permit, instrument, order, judgment, decree or other arrangement or commitment to which Seller or the applicable Subsidiary is a party or by which it is bound and which relates to the CATV Business or the Purchased Assets, or (iii) violate any order, judgment, decree, rule or regulation of any court or any

Governmental Body having jurisdiction over Seller, a Subsidiary, the CATV Business or the Purchased Assets, other than in the case of clauses (ii) and
(iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or a Subsidiary in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby by Seller or a Subsidiary, except for (i) consents or approvals of Third Parties that are required to transfer or assign to Buyer or a Buyer Designee any Purchased Assets or assign the benefits of or delegate performance with regard thereto set forth in Schedule 3.4(b) (the "Required Consents") and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     3.5 Title to Property; Principal Equipment; Sufficiency of Assets

     (a) Seller or a Subsidiary has, and at the Closing will transfer to Buyer or a Buyer Designee, good and valid title in and to, the Purchased Assets purported to be owned by Seller or a Subsidiary free and clear of any Encumbrance. Seller or a Subsidiary has, and at the Closing will transfer to Buyer or a Buyer Designee, a valid and binding leasehold interest or license in and to, the Purchased Assets purported to be leased or licensed by Seller or a Subsidiary free and clear of any Encumbrance.

     (b) Each material, tangible Purchased Asset is in reasonable operating condition, suitable for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

     (c) Except for (i) the assets that will be used in connection with providing services indicated on the schedules to the Transition Services Agreement, and the (ii) the Excluded Assets, the Purchased Assets and the Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) constitute all property, licenses, assets, personnel and rights that are used or held for use by Seller or a Subsidiary primarily in the operation or conduct the CATV Business. In the event this
Section 3.5(c) is breached because Seller or a Subsidiary has in good faith failed to identify and transfer any assets or properties or provide any services used or held for use primarily in the CATV Business, Seller or the applicable Subsidiary shall promptly transfer such properties or assets or provides such services to Buyer or a Buyer Designee at no additional cost to Buyer or a Buyer Designee.

     3.6 Permits

     Except as set forth on Schedule 3.6, there are no material Governmental Permits necessary for or used by Seller or a Subsidiary to operate the CATV Business as now being operated or to use or occupy the Leased Premises, which Governmental Permits are required by currently effective Laws. Seller or one of its Subsidiaries owns, holds or possesses in their own name, all Governmental Permits necessary to own or lease, operate and use the Purchased Assets or own, use or occupy the Leased Premises and to carry on and conduct the CATV Business and its operations as presently conducted, except for such Governmental Permits, the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect. The Governmental Permits held, owned or possessed by Seller or a Subsidiary are valid and in full force and effect and no proceeding is recorded, pending or, to Seller's knowledge, threatened seeking the suspension, modification, limitation or revocation of any such Governmental Permit. Neither Seller nor any Subsidiary is in violation of or default under any such Governmental Permits which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect.

     3.7 Real Estate; Environmental Matters

     (a) Schedule 3.7(a) contains a complete and accurate list of the Leased Premises. Buyer has been provided with a complete and correct copy of each Lease and all amendments thereto. Except as set forth in Schedule 3.7(a), each Lease is in full force and effect and, to Seller's knowledge, neither Seller nor any Subsidiary has violated, and the landlord has not waived, any of the material terms or conditions of any Lease and, to Seller's knowledge, all the material covenants to be performed by the Seller or a Subsidiary and the landlord under each Lease prior to the date hereof have been performed in all material respects.

     (b) The use of the Leased Premises, as presently used by the CATV Business, does not violate any local zoning or similar land use laws or governmental regulations which violation, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect. Neither Seller nor any Subsidiary is in violation of or in noncompliance with any Law, covenant, condition, restriction, order or easement affecting any of the Leased Premises where such violation or noncompliance, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect. There is no condemnation or, to Seller's knowledge, threatened condemnation affecting any of the Leased Premises.

     (c) Except as set forth in Schedule 3.7(c) and in respect of the CATV Business and the Leased Premises:

         (i) the operations of the CATV Business and the Leased Premises comply in all material respects with all applicable Environmental Laws;

         (ii) Seller and each Subsidiary has obtained all environmental, health and safety Governmental Permits required by any Environmental Law and necessary for its operations, and all such Governmental Permits are in good standing, and Seller and each Subsidiary is in compliance with all terms and conditions of such permits except where the failure to obtain, maintain in good standing or be in compliance with, such permits, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect;

         (iii) none of Seller, any Subsidiary or any of the Leased Premises or the operations of the CATV Business, is subject to any on-going investigation by, order from, or agreement with, any Person respecting (A) any Environmental Law, or (B) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

         (iv) neither Seller nor any Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

         (v) Seller or each applicable Subsidiary has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment except where the failure to file any such notices, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect;

         (vi) to Seller's knowledge, there is not now nor has there ever been, on or in any Leased Premise, any aboveground or underground storage tanks;

         (vii) neither Seller nor any Subsidiary has received any written notice, or to Seller's knowledge, other claim to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance;

         (viii) to Seller's knowledge, there have been no releases, or threatened releases of any Hazardous Substances into, on or under any of the Premises, in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law; and

         (ix) Seller has delivered to Buyer true and complete copies of all asbestos and other environmental reports disclosing the presence of asbestos, fiberglass, radon, urea formaldehyde, polychlorinated biphenyls or other Hazardous Materials on any of the Leased Premises.

     3.8 Compliance With Laws

     Except as set forth on Schedule 3.8, with respect to the CATV Business conducted by Seller and the Subsidiaries, Seller and each Subsidiary is in compliance with all applicable Laws and all decrees, orders, judgments, writs, injunctions, permits and licenses of or from Governmental Bodies by which the CATV Business or the Purchased Assets are bound or affected except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     3.9 Litigation

     Except as set forth on Schedule 3.9, there is no material action, suit, consent decree, proceeding, arbitration or governmental investigation pending or, to Seller's knowledge, threatened against Seller or any Subsidiary, the CATV Business or the Purchased Assets, (i) which seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) with respect to the CATV Business, the Purchased Assets, the Assumed Liabilities or the Business Employees.

     3.10 Business Employees

     (a) Schedule 1.1(a) contains a complete and accurate list of all the Business Employees as of the date specified in such list (which in any event shall be no more than ten (10) business days prior to the date hereof), showing for each Business Employee, the name, title, location, service date, annual salary or wages as of such date and aggregate annual compensation for Seller's 2002 fiscal year. None of the Business Employees is covered by any union, collective bargaining agreement or other similar labor agreement, formal or informal, nor, to Seller's knowledge, has there been any labor union organizing activities relating to the Business Employees within the past five years.

     (b) Except as set forth in Schedule 3.10(b), with respect to the Business Employees, Seller does not currently maintain, contribute to or have any liability under any Benefit Plan. With respect to each Benefit Plan identified on Schedule 3.10(b), Seller has made available to Buyer true and complete copies of the most recent summary plan or other written description thereof. Each Benefit Plan listed on Schedule 3.10(b) has been operated in material compliance with all applicable Laws, including ERISA. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file an application for such determination, from the IRS, and Seller is not aware of reason why any such determination letter should be revoked or not issued or reissued. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Seller, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any Contract that will be assumed by the Buyer, would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

     (c) With respect to the CATV Business, there is not presently pending or existing, and, to Seller's knowledge, there is not threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent, or (iii) any controversies pending, or to Seller's knowledge, threatened between Seller or any Subsidiary and any of its employees that, individually or in the aggregate, have had or could reasonably be expected to have a Seller Material Adverse Effect.

     3.11 Contracts

     (a) Schedule 3.11 contains a complete and accurate list of all existing Contracts and all amendments thereto and waivers thereunder of Seller or a Subsidiary that:

         (i) involve payments by or to Seller or a Subsidiary either of more than $100,000 per year or more than $250,000 in the aggregate over the full term thereof;

         (ii) are with Business Employees;

         (iii) contain any provision or covenant prohibiting or limiting the ability of Seller or a Subsidiary or a purchaser of the CATV Business to engage in any activity relating to or involving the CATV Business (including geographical restrictions) or to compete, directly or indirectly, with any Person;

         (iv) create or obligate Seller or a Subsidiary or a purchaser of the CATV Business to (i) provide funds to make any investment in any Person (in the form of a loan, capital contribution, purchase of securities or otherwise) or
(ii) to participate in any joint venture or similar arrangement with respect to or affecting the CATV Business or the Purchased Assets;

         (v) relate to any material license affecting the CATV Business or the Purchased Assets; and

         (vi) constitute any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the CATV Business (clauses (i) through (vi) collectively, the "Material Contracts").

     (b) The aggregate remaining payment obligations under non-cancelable without premium or penalty (according to their terms) Assumed Contracts that are not required to be listed because they do not meet the dollar threshold amounts or other criteria set forth in Section 3.11(a) will not exceed $100,000 for their remaining existing term (not including any extensions or renewals thereof).

     (c) Each Material Contract is valid, binding and enforceable against Seller or the applicable Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on Schedule 3.11, neither Seller nor any Subsidiary has received any notice that it is in material default under or in breach of or is otherwise delinquent in any material manner in performance under any Material Contract, and, to Seller's knowledge, each of the other parties thereto has performed all material obligations required to be performed by it under, and is not in material default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a material default. Seller or a Subsidiary has made available to Buyer true and complete copies of all Material Contracts and amendments thereto.

     3.12 Revenues; Financial Information; Absence of Certain Changes

     (a) Schedule 3.12(a) sets forth a statement of revenues for the CATV Business for each of the fiscal years ended September 30, 2002, 2001 and 2000. The statement of revenues is derived from and has been prepared in accordance with the books and records of Seller and the Subsidiaries (which are accurate and complete in all material respects) on a consistent basis throughout the periods covered thereby and (ii) presents fairly the revenues of the CATV Business for such periods. The revenues of the CATV Business reflected on
Schedule 3.12(a) have been recognized in accordance with GAAP and SAB 101 (as noted on Schedule 3.12(a)).

     (b) The historical financial information relating to the CATV Business set forth on Schedule 3.12(b) was prepared in good faith by Seller's management and is based upon reasonable assumptions. Seller is not aware of any fact or set of circumstances that would lead it to believe that such historical financial information is incorrect or misleading in any material respect.

     (c) Except as set forth in Schedule 3.12(c), since January 1, 2002, the CATV Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect;

         (ii) any creation or other incurrence of any Encumbrance on any Purchased Asset other than in the ordinary course of business consistent with past practices;

         (iii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the CATV Business or any Purchased Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect;

         (iv) any transaction or commitment made, or any contract or agreement entered into, by Seller or a Subsidiary relating to the CATV Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or a Subsidiary of any contract or other right, in either case, material to the CATV Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement and the Collateral Agreements;

         (v) any change in any method of accounting or accounting practice by Seller or a Subsidiary with respect to the CATV Business;

         (vi) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any Business Employee (or any amendment to any such existing agreement), (ii) change in compensation or other benefits payable to any Business Employee pursuant to any severance or retirement plans or policies thereof; or

         (vii) any shipments or sales of quantities of products of the CATV Business to customers, including distributors, other than in the ordinary course consistent with their past requirements.

     3.13 Intellectual Property

     (a) Seller or one of its Affiliates owns solely and has the right to assign all of the copyrights, know-how, service marks, trademarks, trade secrets and other intellectual property rights that it is assigning to Buyer pursuant to the Intellectual Property Agreement (collectively, the "Assigned Intellectual Property"). Seller or one of its Affiliates owns or has a valid right to grant the licenses to all of the copyrights, know-how, service marks, trademarks, trade secrets, patents, patent applications, and other intellectual property rights that it is licensing to Buyer pursuant to the Intellectual Property Agreement (collectively, the "Licensed Intellectual Property").

     (b) Except as set forth in Schedule 3.13(b), in connection with the operation of the CATV Business,

         (i) to Seller's knowledge, none of Seller or any of its Affiliates has infringed, misappropriated or otherwise violated any intellectual property rights or other proprietary rights of any third Person;

         (ii) Seller has not received any notice of, and there is no suit, or proceeding pending against, or, to Seller's knowledge, threatened against, or any written claim affecting, the CATV Business (x) based upon, or challenging or seeking to deny or restrict, the rights of Seller or any of its Affiliates in any of the Assigned Intellectual Property or the Licensed Intellectual Property (collectively, the "CATV Intellectual Property"), (y) alleging that the use of the CATV Intellectual Property or any services provided, processes used, or products manufactured, used, imported, offered for sale or sold with respect to the CATV Business do or may conflict with, misappropriate, infringe or otherwise violate any intellectual property rights or other proprietary rights of any third party, or (z) alleging that Seller or any of its Affiliates infringed, misappropriated, or otherwise violated any intellectual property rights or other proprietary rights of any third party in connection with the operation of the CATV Business; and

         (iii) to Seller's knowledge, (A) the CATV Intellectual Property constitutes all the material intellectual property rights owned by or licensed to Seller or one of its Affiliates in connection with the CATV Business and Buyer's sole remedy for Seller's failure to deliver the CATV Intellectual Property is as set forth in the Intellectual Property Agreement; (B) there exist no restrictions on the disclosure, use, license or transfer of the CATV Intellectual Property (other than the restrictions imposed in the Intellectual Property Agreement); (C) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any CATV Intellectual Property; and (D) excluding patent license agreements with third parties, the Licenses set forth on Schedule 3.13(b)(iii) constitute all material Licenses of Seller to the intellectual property rights of third parties that are used in the CATV Business.

     (c) At the Closing, Seller or one of its Affiliates will provide, either by assignment or license, to Buyer in accordance with the Intellectual Property Agreement, all of the CATV Intellectual Property owned by Seller or the applicable Affiliate, which Buyer requires to conduct the CATV Business after the Closing and to make, have made, use, lease, import, offer to sell or sell the products, as such products and services existed as of the Closing Date, of the CATV Business. Seller will transfer clear title to the Assigned Intellectual Property and provide Licensed Intellectual Property free and clear of any Encumbrance, excluding patent license agreements with third parties, which would materially interfere with the license grant.

     (d) None of the Assigned Intellectual Property material to the operation of the CATV Business has been adjudged invalid or unenforceable in whole or part, and to Seller's knowledge all such Assigned Intellectual Property is valid and enforceable.

     (e) To Seller's knowledge, Seller or an Affiliate of Seller has taken reasonable actions to maintain and protect the Assigned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use other than certain foreign applications which Seller has dropped in the ordinary course of business.

     (f) Seller or one of its Affiliates has taken reasonable steps to maintain the confidentiality of all confidential intellectual property rights or other proprietary rights. To Seller's knowledge, there has been no misappropriation of confidential intellectual property. To Seller's knowledge, reasonable effort has been made to ensure confidentiality provisions are in place for those Business Employees having access to confidential intellectual property which is material to the CATV Business. To Seller's knowledge there is no infringement of the Assigned Intellectual Property by any third party except as set forth in
Schedule 3.13(f).

     (g) Each employee and, to Seller's knowledge, each agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material to the CATV Business either: (i) is a party to a "work for hire" agreement, or substantially similar agreement, under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed as assignment or an agreement to assign in favor of Seller or Seller's predecessor in interest, as applicable, all right, title and interest in such material.

     (i) Except as set forth on Schedule 3.13(i), neither Seller nor any of its Affiliates is a party to any third party patent cross-license entered into solely in connection with the CATV Business.

     3.14 Product Liability and Recalls

     (a) Each of the products produced or sold by Seller or a Subsidiary in connection with the CATV Business is, and at all times up to and including the sale thereof has been, in compliance in all material respects with all applicable Laws. To Seller's knowledge, there is no material design or manufacturing defect with respect to any of such products.

     (b) Except as set forth in Schedule 3.14(b), since January 1, 2001, there has been no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or Governmental Body pending or, to Seller's knowledge, threatened against or involving the CATV Business relating to any product alleged to have been designed, manufactured or sold by the CATV Business and alleged to have been defective or improperly designed or manufactured, nor to Seller's knowledge is there any pattern of product failure relating to any products designed, manufactured or sold by the CATV Business.

     (c) Since January 1, 2001, there has been no pending, or to Seller's knowledge, threatened recall or investigation of any product sold by Seller or a Subsidiary in connection with the CATV Business.

     3.15 Product Warranty

     Schedule 3.15 includes copies of the standard terms and conditions of sale for products of the CATV Business (containing applicable guaranty, warranty and indemnity provisions). Except as set forth in Schedule 3.15, the products manufactured by the CATV Business have been sold by the CATV Business in accordance with the standard terms and conditions of sale. All product warranty claims included in the Assumed Liabilities shall be governed by the terms of such warranty provisions.

     3.16 Inventory

     The Inventory is, and as of the Closing Date, will be, of quality and quantity usable or saleable in the ordinary course of the CATV Business, except in each case for obsolete items and items of below-standard quality that have been written down to estimated net realizable value in accordance with GAAP.
Schedule 3.16 lists the Inventory as of the date set forth therein and its value, which is stated at the lower of cost (determined principally on a first-in, first-out basis) or market. Subject to additions thereto and subtractions therefrom in the ordinary course of the CATV Business between the date set forth in Schedule 3.16 and the date hereof, the Inventory indicated on
Schedule 3.16 is true, correct and complete in all material respects.

     3.17 Customer and Suppliers

     Schedule 3.17 contains a list setting forth the ten (10) largest customers of the CATV Business, by dollar amount, over each of the 12-month periods ended September 30, 2002, 2001 and 2000. All purchase and sale orders and other commitments for purchases and sales made by Seller or a Subsidiary in connection with the CATV Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or their representatives other than payments to such suppliers or their representatives for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business. To Seller's knowledge and other than as set forth on Schedule 3.17, none of such customers or suppliers intends to cancel, terminate, not renew, or discontinue providing goods or services to or placing orders with the CATV Business.

     3.18 Restrictions on the Business

     Except for this Agreement, there is no agreement, judgment, injunction, order or decree materially affecting Seller's or a Subsidiary's conduct of the CATV Business as currently conducted.

     3.19 Brokers

     Other than Morgan Stanley & Co., as to which Seller shall have full responsibility and for which Buyer shall not have any liability, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller.

     3.20 Taxes

     There are no liens for Taxes upon any of the Purchased Assets other than Permitted Encumbrances. Seller or the applicable Subsidiary has duly and timely filed all material Tax Returns that it was required to file in connection with the CATV Business and the Purchased Assets; all such Returns were correct and complete in all material respects; and all Taxes owed with respect to the Purchased Assets and the CATV Business, and shown as due on any Return, have been paid. None of the Purchased Assets is an asset or property that is or will be required to be treated as (a) described in Section 168(f)(8) of the U.S. Internal Revenue Code of 1954 and in effect immediately before the enactment of the Tax Reform Act of 1986, or (b) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

     3.21 No Other Representations or Warranties

     Except for the representations and warranties contained in this Section 3, none of Seller, any Affiliate of Seller or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller, or any Affiliate of Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the CATV Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing.

4. Representations and Warranties of Buyer

     Except as set forth in Schedules attached hereto and delivered by Buyer to Seller prior to the execution of this Agreement, Buyer represents and warrants to Seller that:

     4.1 Organization and Qualification

     Each of Buyer and any Buyer Designee is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each of Buyer and any Buyer Designee has all requisite legal power and authority to carry on its business as currently conducted by it and to own or lease and operate its properties. Each of Buyer and any Buyer Designee is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

     4.2 Authorization; Binding Effect

     (a) Each of Buyer and any Buyer Designee has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party, as the case may be, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the

Collateral Agreements by Buyer or a Buyer Designee has been duly authorized by all requisite corporate action.

     (b) each of this Agreement and the Collateral Agreements has been duly executed and delivered by Buyer and each Buyer Designee that is a party thereto and constitute valid and legally binding obligations of Buyer or such Buyer Designee enforceable against Buyer or such Buyer Designee in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

     4.3 Non-Contravention; Consents

     (a) Assuming that the consents specified in Section 4.3(b) below have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and any Buyer Designee and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Buyer's or any Buyer Designee's charter or by-laws or similar organizational document (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer or any Buyer Designee is a party or by which it or its assets or properties are bound, or (iii) violate any applicable Law, order, judgment, injunction, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any Buyer Designee or any of their respective properties, other than in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not be reasonably expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer or any Buyer Designee in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

     4.4 Brokers

     Other than U.S. Bancorp Piper Jaffray, Inc., as to which Buyer shall have full responsibility and for which Seller shall not have any liability, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or an Affiliate of Buyer.

     4.5 No Inducement or Reliance; Independent Assessment

     (a) With respect to the Purchased Assets, the CATV Business and any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate of Seller, or any agent, employee, attorney or other representative of Seller or by any other Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally, and none of Seller, any Affiliate of Seller, or any agent, employee, attorney, other representative of Seller or other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including any information, documents or material made available in any "data rooms" or management presentations or in any other form in expectation of the transactions contemplated hereby.

     (b) Buyer acknowledges that it has made its own assessment of the present condition and the future prospects of the CATV Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate of Seller has made any warranty, express or implied, as to the future prospects of the CATV Business or its profitability for Buyer, or with respect to any forecasts, projections or CATV Business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the CATV Business and the negotiation and the execution of this Agreement.

     4.6 Sufficiency of Funds

     Buyer has (i) sufficient funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement or the Collateral Agreements; (ii) the resources and capabilities (financial or otherwise) to perform its obligations hereunder and under the Collateral Agreements; and (iii) not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

     4.7 No Other Representations or Warranties

     Except for the representations and warranties contained in this Section 4, none of Buyer, any Affiliate of Buyer or any other Person makes any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer, any Affiliate of Buyer, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement or the transactions contemplated hereby and thereby, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

5. Certain Covenants

     5.1 Access and Information

     (a) [Reserved]

     (b) After the Closing Date, Seller and Buyer shall provide, and shall cause their respective Affiliates to provide, to each other and to their respective officers, employees, accountants, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the CATV Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities relating to the CATV Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; (iii) prepare any and all historical or pro forma financial statements related to the CATV Business for purposes of complying, or preparing to comply, with any rules or regulations of the Securities and Exchange Commission; or (iv) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses, if any, incurred by such party in providing such information and in rendering such assistance.

     (c) The access to files, books and records contemplated by this Section 5.1 shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

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


     (d) Buyer, Seller and the Subsidiaries shall preserve all Business Records, Licenses and Governmental Permits to which they retain title for at least seven
(7) years after the Closing Date.

     5.2 [Reserved]

     5.3 Tax Reporting and Allocation of Consideration

     (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or a Subsidiary to any Business Employee in connection with the operation or conduct of the CATV Business for any Pre-Closing Tax Period, and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee with respect any Post-Closing Tax Period. For the avoidance of doubt, nothing in this paragraph is intended to modify or adjust the substantive liability of Buyer and Seller under this Agreement with respect to the Taxes described in this paragraph.

     (b) Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with their respective federal income tax returns. Accordingly, Seller and Buyer shall, no later than ninety (90) days after the Closing Date, attempt in good faith to (i) enter into a purchase price allocation agreement providing for the allocation of the Purchase Price and Assumed Liabilities (and all other capitalized costs) among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder, and (ii) cooperate in the preparation of the Asset Acquisition Statement in accordance with clause (i) for timely filing with their respective federal income tax returns. If Seller and Buyer shall have agreed on a purchase price allocation and an Asset Acquisition Statement, then Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and neither Seller nor Buyer shall take a Tax position which is inconsistent with such Purchase Price allocation, unless compelled to do otherwise by the IRS.

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


     5.4 Business Employees

     (a) As of the Closing Date, Buyer shall make offers of employment to those Business Employees listed on Schedule 1.1(a) (including those absent due to vacation, holiday, illness, leave of absence or short-term disability, but excluding any Business Employees on long-term disability) that it chooses to offer employment. Seller and any applicable Subsidiary shall cooperate and assist in facilitating the Buyer's or a Buyer Designee's offers and will not take any action, or cause any of the Subsidiaries to take any action, which would impede, hinder, interfere or otherwise compete with Buyer's or a Buyer Designee's effort to hire any Business Employees. Business Employees who accept Buyer's or a Buyer Designee's offer of employment, as of the effective date of their employment with Buyer, are referred to as "Transferred Employees." Employment with Buyer or a Buyer Designee of Transferred Employees shall be effective as of the day following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or on approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Buyer or a Buyer Designee. Business Employees who do not accept Buyers offer, together with any other employees of Seller or any Subsidiary shall be referred to as "Non-Transferred Employees."

     (b) Buyer or a Buyer Designee shall provide, or shall cause to be provided, to Transferred Employees, until at least December 31, 2003, the same salary offered by Seller or the applicable Subsidiary immediately prior to the Closing Date as set forth on Schedule 1.1(a ). Buyer or a Buyer Designee shall provide, or shall cause to be provided, to Transferred Employees employee benefits that, in the aggregate, are no less favorable than those provided to similarly situated employees of Buyer or the applicable Buyer Designee. Notwithstanding the foregoing, nothing in this Section 5.4(b) shall restrict Buyer from subsequently terminating the at-will employment of any individual Transferred Employee. Except as expressly set forth in this Section 5.4, no assets of any Benefit Plan shall be transferred to Buyer or any Affiliate of Buyer. Each employee benefit plan, program, policy and arrangement of Buyer or an Affiliate of Buyer, including any Pension Plans, Welfare Plans, vacation plans and severance plans, shall recognize to the extent permitted by Buyer's or a Buyer Designee's plans (i) for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the coverage period that includes the Closing Date, any payment made by any Transferred Employee towards deductibles, co-pays and out-of-pocket maximums in any health or other insurance plan of Seller or a Subsidiary and (ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service (other than for benefit accruals under Buyer's or Buyer Designees' pension plans), all service with Seller or a Subsidiary, including service with predecessor employers that was recognized by Seller or a Subsidiary and any prior unbridged service with Seller or a Subsidiary, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Buyer or the applicable Buyer Designee will continue to provide (x) relocation assistance to those Transferred Employees receiving it as of the Closing Date and (y) tuition assistance to those Transferred Employees who are receiving such benefits as of the Closing Date for the current academic session, in each case as set forth on Schedule 5.4(b). Buyer or the applicable Buyer Designee will honor the terms and conditions of Seller's international assignee program, including repatriation upon completion of assignment, completion bonuses, Tax equalization and Tax return preparation, with respect to Transferred Employees who are on international assignment as of the Closing Date, in each case as set forth on
Schedule 5.4(b), except that these costs shall be allocated between the parties based on the portion of the international assignment occurring before or on the Closing Date (which shall be Seller's or the applicable Subsidiary's obligation) and after the Closing Date (which shall be Buyer's or the applicable Buyer Designee's obligation).

     (c) For the avoidance of doubt, the termination of a Transferred Employee's employment with Seller in connection with the transactions contemplated by this Agreement shall not entitle such Transferred Employee to any benefits under Seller's severance program. Notwithstanding anything to the contrary in this Agreement, and provided that the affected Transferred Employee executes a general and special release in a form acceptable to Buyer, Buyer shall provide severance benefits substantially equivalent to the benefits listed on Schedule 5.4(c) to Transferred Employees whose employment is terminated involuntarily by Buyer on or before December 31, 2003 other than terminations in circumstances that would not require payments of severance benefits under Seller's severance plan.

     (d) Buyer agrees that its and its Affiliate's health and welfare plans shall waive any pre-existing condition exclusion (to the extent Buyer's plans permit and such exclusion was waived under applicable health and welfare plans offered to the Transferred Employees by Seller or a Subsidiary) with respect to Transferred Employees and any proof of insurability. Seller or the applicable Subsidiary shall remain responsible for any benefits payable under a Benefit Plan with respect to claims incurred by Business Employees prior to or on the Closing Date. To the extent Buyer's plans permit, the medical and dental plans maintained by Buyer and Affiliates of Buyer shall recognize as dependents of the Transferred Employees any Class 2 dependents recognized by Seller's or the applicable Subsidiary's medical and dental plans.

     (e) As soon as practicable following the Closing Date, Buyer shall cause one or more defined contribution savings plans intended to qualify under sections 401(a) and 401(k) of the Code (the "Buyer Savings Plan") to provide for the receipt of Transferred Employees' lump sum cash distributions, in the form of an eligible rollover distribution from the Agere Systems Inc. Management 401(k) Plan, provided such rollovers are made at the election of the Transferred Employees and in accordance with the terms of the Buyer Savings Plan. Seller shall cause the Agere Systems Inc. Management 401(k) Plan to permit the Transferred Employees to elect a lump sum cash distribution of benefits accrued through the Closing Date in accordance with the Code.

     (f) Seller shall make and be responsible for incentive compensation payments, if any, to Transferred Employees for the period from October 1, 2002 to and including the Closing Date in accordance with its short-term incentive plan in effect for any such period. For the avoidance of doubt, nothing in this Agreement shall obligate Buyer to be liable for or to assume any portion of Seller's short-term incentive plan.

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


     5.5 Leased Equipment

     (a) [Reserved]

     (b) Within thirty (30) days after the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the Leased Equipment and Buyer shall decide whether such Leased Equipment will (i) transfer to Buyer as of the date of assumption by Buyer by Buyer assuming the leases for such equipment in which case such lease agreement shall from and after such time be deemed an Assumed Contract hereunder, (ii) be acquired by Buyer as of the date of purchase by Buyer by Buyer paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the equipment rentals or leases (the "Purchased Leased Equipment"), or (iii) remain the property and obligation of Seller or the applicable Subsidiary, including any such items that are used by Seller or an Affiliate in providing services pursuant to the Transition Services Agreement which Buyer does not elect to assume or purchase (the "Excluded Leased Equipment").

     5.6 Reasonable Commercial Efforts

     Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable commercial efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Collateral Agreements. Seller shall cause each Subsidiary to take, or to refrain from taking, as applicable, all actions required to be taken or to be refrained from taking, as applicable, by such Subsidiary hereunder or under the Collateral Agreements.

     5.7 [Reserved]

     5.8 Use of Agere Systems' Name

     (a) Buyer and Seller agree as follows:

         (i) Except as provided below, immediately after the Closing Date, Buyer and any Buyer Designee shall cease using "Agere," "Agere Systems" or other similar mark (the "Seller Name") and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in all invoices, letterhead, advertising and promotional materials, office forms or business cards;

         (ii) Except as provided below, within three (3) months after the Closing Date, Buyer shall (A) remove any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from all buildings, signs and vehicles of the CATV Business; and (B) cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise. Notwithstanding the foregoing, Buyer shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

         (iii) Buyer shall not be required at any time to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from inventory of the CATV Business that is in existence as of the Closing Date, nor shall Buyer be required at any time to remove such Seller Name and any such other trademark, design or logo from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the CATV Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the CATV Business and are neither generally observed by the public nor intended for use as means to effectuate or enhance sales;

         (iv) Notwithstanding the above, Buyer shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing the Seller Name or any other trademark, design or logo previously or currently used by Seller or any of its Affiliates until the later of (A) one year after the Closing Date or (B) the depletion of existing inventory;

         (v) Buyer shall use Reasonable Efforts (as defined below) to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) from those assets of the CATV Business (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the products of the CATV Business or otherwise reasonably used in the conduct of the CATV Business after the Closing. For the purposes of this Section 5.8(a)(v), "Reasonable Efforts" means Buyer shall remove the Seller Name from such assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; provided that, in no event shall Buyer use the Seller Name after the date which is one (1) year from the Closing Date. Buyer shall not be required to perform such removal on such assets that are not or are no longer used to manufacture the products of the CATV Business or other parts, or if discontinuance of use of such assets is reasonably anticipated during such time period, or from assets stored during that period provided that such marks are removed upon such asset's return to service or prior to their sale or other disposition.

         (vi) Seller hereby grants to Buyer a limited right to use Seller's Name and associated trademarks, designs and logos as specified in, and during the periods, if any, specified in clauses (i) - (v) above.

     (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Agere or an Affiliate of Agere after the Closing Date.

     5.9 Non-Solicitation of Transferred Employees

     None of Seller, any of its representatives or any of its Affiliates will at any time prior to two (2) years from the date hereof, directly or indirectly, solicit the employment of any Transferred Employee without Buyer's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Transferred Employees. This restriction shall not apply to any employee whose employment is involuntarily terminated by Buyer, or its successors, after the Closing. Solicitation of employment shall be deemed to occur if the Persons who perform such solicitation have knowledge of the existence of this Agreement or if such Persons have no knowledge of the existence of this Agreement but Seller's employees with knowledge of the existence of this Agreement have advance knowledge of any such solicitation.

     5.10 [Reserved]

     5.11 Non-Competition

     (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, for a period of two (2) years immediately following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, as a principal, stockholder or otherwise, operate, perform or have any ownership interest in any business that develops, manufactures, sells, installs or distributes products in competition with the CATV Business, except that Seller may (i) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the primary business of which is not in competition with the CATV Business, or (ii) invest as a minority shareholder in any Person. For the purposes of this Section 5.11(a), ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 10% of any class of such securities shall not be considered to be competition with the CATV Business, and a Person shall not be considered to be in the "primary business" of competing with the CATV Business if such Person derives less than 15% of its revenues from products that compete with the CATV Business. For the avoidance of doubt, the parties agree that the agreements and limitations set forth in this Section 5.11 shall not apply to any entity that acquires all or part of Seller in any transaction, but shall continue to apply to Seller and its Affiliates (as constituted immediately prior to any such transaction).

     (b) Seller acknowledges that the restrictions set forth in Section 5.11(a) constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of such obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at law and further agrees that in the event of any breach of said obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

     (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.11, but this Section 5.11 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.11 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

6. Confidential Nature of Information

     6.1 Confidentiality Agreement

     Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of Seller or its Affiliates the ownership of which is transferred to Buyer or a Buyer Designee.

     6.2 Seller's Proprietary Information

     (a) Except as provided in Section 6.2(b), after the Closing and for a period of two (2) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about the CATV Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information the ownership of which is transferred to Buyer or a Buyer Designee as part of the Purchased Assets.

     (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

         (i) at the time of disclosure was already known to Buyer other than as a result of this transaction, free of restriction as evidenced by documentation in Buyer's possession;

         (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

         (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;

         (iv) to the extent it is independently developed by Buyer; or

         (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

     (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the opinion of Buyer's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

     6.3 Buyer's Proprietary Information

     (a) Except as provided in Section 6.3(b), after the Closing Date and for a period of two (2) years thereafter, Seller agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information the ownership of which or exclusive use of which is transferred to Buyer as part of the Purchased Assets, including, for purposes of this Section 6.3, information about the CATV Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information.

     (b) Notwithstanding the foregoing, such Proprietary Information regarding the CATV Business shall not be deemed confidential and Seller shall have no obligation with respect to any such Proprietary Information that:

         (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Seller;

         (ii) is received by Seller from a Third Party without similar restriction and without breach of any agreement; or

         (iii) is, subject to Section 6.3(c), required to be disclosed under applicable Law or judicial process.

     (c) If Seller (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information regarding the CATV Business, Seller will promptly notify Buyer of such request or requirement and will cooperate with Buyer such that Buyer may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller (or any of its Affiliates) is in the opinion of Seller's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Seller (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Seller will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

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


     6.4 Confidential Nature of Agreements

     Except to the extent that disclosure thereof is required to enforce a party's rights under this Agreement or the Collateral Agreements or under accounting, stock exchange or federal securities or labor relations Laws disclosure obligations, both parties agree that the terms and conditions of this Agreement, the Collateral Agreements and all Schedules, attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7. Closing

     At the Closing, the following transactions shall take place:

     7.1 Deliveries by Seller or the Subsidiaries

     On the Closing Date, Seller shall, or shall cause a Subsidiary to, execute and deliver to Buyer or a Buyer Designee the following:

     (a) the Collateral Agreements;

     (b) all consents, waivers or approvals, including, without limitation, the Required Consents, theretofore required to be obtained by Seller with respect to the sale of the Purchased Assets, or assignment of the Contracts, or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements; and

     (c) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer or a Buyer Designee or and to put Buyer or a Buyer Designee in actual possession or control of the Purchased Assets.

     7.2 Deliveries by Buyer or a Buyer Designee

     On the Closing Date, Buyer shall, or shall cause a Buyer Designee to, execute and deliver to Seller or a Subsidiary the following:

     (a) the Purchase Price;

     (b) the Collateral Agreements; and

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


     (c) all such other documents and instruments as Seller or a Subsidiary may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer or a Buyer Designee of the Assumed Liabilities.

     7.3 Closing Date

     The Closing shall take place at the offices of Agere, 1110 American Parkway NE, Allentown, Pennsylvania, on January 21, 2003, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").

     7.4 Contemporaneous Effectiveness

     All acts and deliveries prescribed by this Article 7, with respect to the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

8. [Reserved]

9. Status of Agreements

     The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

     9.1 [Reserved]

     9.2 Survival of Representations and Warranties

     The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing solely for purposes of this Article 9 and such representations and warranties shall terminate at the close of business on the date that is 12 months after the Closing Date; provided, however, that (i) the representations and warranties in Section 3.7(c) relating to environmental matters, in Section 3.10(b) relating ERISA matters and in Section 3.20 relating Tax matters shall survive the Closing and shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the environmental, Tax or ERISA liabilities in question (giving effect to any waiver, mitigation or extension thereof) and (ii) the representation and warranty in Section 3.5(a) with respect to title matters shall survive indefinitely. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the applicable expiration date unless properly made prior to their expiration in accordance with Section 9.4(e). The covenants of Buyer and Seller contained in this Agreement and the Collateral Agreements that are required to be performed, in whole or in part, at or after the Closing shall survive the Closing.

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


     9.3 General Agreement to Indemnify

     (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, and Affiliates thereof, and any director, officer, employee or agent of such other party or Affiliates thereof (each an "Indemnified Party") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, Taxes, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) subject to Section 9.2, any breach or any failure of any representation or warranty of such party contained in this Agreement to have been true when made and at and as of the Closing Date, or (ii) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived in writing by the other party.

     (b) Seller further agrees to indemnify and hold harmless Buyer and any Buyer Indemnified Party from and against any Losses incurred by Buyer or any Buyer Indemnified Party arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's or a Buyer Designee's waiver of any applicable Bulk Sales Laws; and (iii) any claim, demand or liability relating to, pertaining to, or arising out of the CATV Business or the Purchased Assets for any Pre-Closing Tax Period.

     (c) Buyer further agrees to indemnify and hold harmless Seller and any Seller Indemnified Party from and against any Losses incurred by Seller or any Seller Indemnified Party arising out of, resulting from, or relating to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; and (ii) any medical, health or disability claims of any Transferred Employee or such Transferred Employee's employment with Buyer accruing after the Closing Date; and (iii) any claim, demand or liability for Taxes relating to, pertaining to, or arising out of the CATV Business or the Purchased Assets for any Post-Closing Tax Period.

     (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3(b) and Treasury Reg. 'SS' 1.1060-1(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined below), both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

     (e) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds actually received by the Indemnified Party in respect of the Loss for which indemnity is sought, which amount shall be offset by any increases in insurance premium amounts resulting from the insurer having covered all or portion of such

Loss, and Tax savings, if and when realized that actually reduce the overall impact of the Losses upon, the Indemnified Party. In computing the amount of any such Tax savings, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence of any payment of any indemnified Loss. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

     (f) Except to the extent arising from fraud, bad faith or intentional misrepresentation, the Indemnifying Party's liability for all claims made under
Section 9.3(a) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $500,000, in which case the Indemnifying Party shall be liable only for the portion of the Losses exceeding $500,000, and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed $12,500,000.

     (g) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for (i) specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement or (ii) fraud or intentional misrepresentation.

     (h) Notwithstanding anything contained in this Agreement to the contrary except to the extent arising from fraud, bad faith or intentional misrepresentation, no party shall be liable to the other party for any indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, provided, however, that the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall mitigate their damages.

     (i) The rights to indemnification under this Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

     9.4 General Procedures for Indemnification

     (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information available to the Indemnified Party with respect thereto

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


as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and only to the extent that the Indemnifying Party has suffered actual and material prejudice by such failure). If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party, then the Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within 20 days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), to assume at the Indemnifying Party's expense the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages. If the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnified Party, then the Indemnified Party shall have the right to assume and control the defense or the settlement against such Third Party Claim. In the event that any party exercises its right to undertake any such defense against any Third Party Claim as provided above, then the other parties shall cooperate in such defense and make available at such cooperating party expense all witnesses, pertinent records, materials and information in such party's possession and control relating thereto as is reasonably required to by the party conducting the defense.

     (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

     (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

     (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party; but failure to give such notice shall not relieve the Indemnifying Party of

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


any liability hereunder (unless and only to the extent that the Indemnifying Party has suffered actual and prejudice by such failure). Such notice shall specify the basis for such claim, the amount thereof, if known, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such a claim shall have been incurred. Such notice shall be given promptly after the Indemnified Party becomes aware of the basis for each such a claim. The Indemnifying Party shall, within 20 days after receipt of such notice of an indemnified Loss, and subject to the limitations set forth in Section 9.3, (i) pay or cause to be paid to the Indemnified Party the amount of such Loss specified in such notice which the Indemnifying Party does not contest, or (ii) notify the Indemnified Party if it wishes to contest the existence or amount of part or all of such a Loss by stating with particularity the basis upon which it contests the existence or amount thereof.

     (e) Any claim for indemnification must be made in good faith and in writing (and setting forth in reasonable detail the basis of such determination and to the extent known, an estimated calculation of the Losses incurred in connection therewith) by no later than the expiration of the applicable periods set forth in Section 9.2 above, if any. If an Indemnified Party has made such a valid claim prior to the expiration of the applicable period set forth in Section 9.2 above, if any, then, subject to the limitations set forth in Section 9.3 above, the Indemnified Party shall be entitled to recover the full amount of any Losses even if that amount is not finally determined until after such expiration. Upon final determination of the amount of the Losses that is the subject of an indemnification claim, the Indemnifying Party shall be obligated to pay the amount of such Losses to the Indemnified Party within five (5) business days of such final determination of the amount of the Losses due by the Indemnifying Party.

10. Miscellaneous Provisions

     10.1 Notices

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

     If to Seller, to:   Agere Systems Inc.
                         Attn: Executive Vice President, Infrastructure Systems
                         1110 American Parkway NE
                         Allentown, PA 18109
                         Facsimile:  (610) 712-5336

     With a copy to:     Agere Systems Inc.
                         Attn: Vice President - Law

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


                         1110 American Parkway NE
                         Allentown, PA 18109
                         Facsimile:  (610) 712-1450

     If to Buyer, to:    EMCORE Corporation
                         Attn: General Counsel
                         145 Belmont Drive
                         Somerset, NJ 08873
                         Facsimile: (732) 302-9783

     With a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                         Attn:  Michael Gisser
                         300 South Grand Avenue
                         Los Angeles, CA 90071
                         Facsimile: (213) 687-5600

     10.2 Expenses

     Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

     10.3 Entire Agreement; Modification

     The agreement of the parties, which consists of this Agreement, the Collateral Agreements, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including the Confidentiality Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     10.4 Assignment; Binding Effect; Severability

     This Agreement may not be assigned by any party hereto without the other party's written consent; provided, that Buyer may transfer or assign in whole or in part to one or more Buyer Designees its the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an

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


accommodation that best preserves for the parties the benefits and obligations of the offending provision.

     10.5 Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     10.6 Consent to Jurisdiction

     Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Buyer further agrees, and Seller further agrees, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.7 Waiver of Jury Trial

     Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.7.

     10.8 Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


     10.9 Public Announcement

     Prior to the signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or federal securities or labor relations Law disclosure obligations.

     10.10 No Third-Party Beneficiaries

     Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement to employment or continued employment or any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

     10.11 Waiver of Agreement

     The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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


     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                      AGERE SYSTEMS INC.


                                      By: /s/ Sohail A. Khan
                                          -------------------------------------
                                          Name:  Sohail A. Khan
                                          Title: EVP - Infrastructure Systems


                                      EMCORE CORPORATION


                                      By: /s/ Tom Werthan
                                          -------------------------------------
                                          Name:  Tom Werthan
                                          Title: CFO